Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-81438, 333-125183, 333-139597, 333-175319, 333-175320 and 333-190982 of our Form S-8 of our reports dated March 28, 2014, relating to the consolidated financial statements and financial statement schedule of ValueVision Media, Inc. and subsidiaries, and the effectiveness of ValueVision Media, Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of ValueVision Media Inc. and subsidiaries for the year ended February 1, 2014.
Minneapolis, Minnesota
March 28, 2014